Exhibit 99.1

CONSENT OF GEMINI VALUATION SERVICES, LLC

DropCar, Inc.

1412 Broadway, Suite 2105,

New York, New York 10018

Attention: Board of Directors

RE: Joint Proxy Statement and Consent Solicitation Statement/Prospectus of DropCar, Inc. (“DropCar”) and AYRO, Inc. (“AYRO”) of a Registration Statement on Form S-4 MEF of DropCar (the “Registration Statement”).

Members of the Board of Directors:

We have previously consented to the inclusion of our opinion letter (“Opinion”), dated December 18, 2019 to the Board of Directors of DropCar, Inc. (the “Company”) as Annex F to the Company’s Joint Proxy Statement and Consent Solicitation Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement (File No. 333-236461) (the “Initial Registration Statement”), as filed by the Company with the Securities and Exchange Commission on April 24, 2020 and declared effective as of June 19, 2019.

We hereby consent to the incorporation by reference into the Registration Statement filed by the Company as of the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “462(b) Registration Statement”), of our Opinion included in the Initial Registration Statement and the references to our firm and our Opinion, including the quotation or summarization of the Opinion under the headings “SUMMARY — Opinion of DropCar’s Financial Advisor,” “THE MERGER — Background of the Merger,” “THE MERGER – DropCar’s Reasons for the Merger,” and “THE MERGER – Opinion of DropCar’s Financial Advisor.” The foregoing consent applies only to the 462(b) Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Initial Registration Statement or the 462(b) Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Initial Registration Statement or 462(b) Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Initial Registration Statement or the 462(b) Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: May 27, 2020

/s/ Gemini Valuation Services, LLC